Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of NetScout Systems, Inc. of our report dated May 15, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in NetScout Systems, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2025.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 12, 2025

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